RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-163632

Final Pricing Supplement Dated September 27, 2010 to the Product Prospectus Supplement Dated June 25, 2010, Prospectus Dated January 11, 2010, and Prospectus Supplement Dated January 11, 2010	$18,530,000 Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering thirty three (33) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated June 25, 2010.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Thirty Three RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	September 27, 2010	Principal Amount:	$1,000 per RevCons
Issuance Date:	September 30, 2010	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the pricing date.	Final Stock Price:	The closing price of the Reference Stock on the valuation date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From the Pricing Date to the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2381	Arch Coal Inc. (ACI)	17.75%	$25.94	$20.75	3 month	78008KLH4	$325,000	100%	$4,875.00 1.50%	$320,125.00 98.50%
2382	Anadarko Petroleum Corporation (APC)	14.00%	$57.68	$43.26	3 month	78008KLJ0	$1,157,000	100%	$17,355.00 1.50%	$1,139,645.00 98.50%
2383	Apollo Group, Inc. (APOL)	20.00%	$49.32	$39.46	3 month	78008KLK7	$92,000	100%	$1,380.00 1.50%	$90,620.00 98.50%
2384	Allegheny Technologies, Inc. (ATI)	20.00%	$46.04	$36.83	3 month	78008KLL5	$520,000	100%	$7,800.00 1.50%	$512,200.00 98.50%
2385	ATP Oil & Gas Corporation (ATPG)	39.00%	$13.46	$8.75	3 month	78008KLM3	$1,402,000	100%	$21,030.00 1.50%	$1,380,970.00 98.50%
2386	Continental Airlines, Inc. (CAL)	21.25%	$24.11	$18.08	3 month	78008KLN1	$1,595,000	100%	$23,925.00 1.50%	$1,571,075.00 98.50%
(continued on the next page)
RBC Capital Markets Corporation

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2387	Delta Air Lines, Inc. (DAL)	17.75%	$11.38	$8.54	3 month	78008KLP6	$504,000	100%	$7,560.00 1.50%	$496,440.00 98.50%
2388	Freeport-McMoRan Copper & Gold Inc. (FCX)	14.25%	$86.56	$69.25	3 month	78008KLQ4	$944,000	100%	$14,160.00 1.50%	$929,840.00 98.50%
2389	Fifth Third Bancorp (FITB)	18.00%	$11.90	$9.52	3 month	78008KLR2	$2,116,000	100%	$31,740.00 1.50%	$2,084,260.00 98.50%
2390	Fuel Systems Solutions, Inc. (FSYS)	21.25%	$38.69	$30.95	3 month	78008KLS0	$233,000	100%	$3,495.00 1.50%	$229,505.00 98.50%
2391	Genworth Financial, Inc. (GNW)	17.25%	$12.33	$9.25	3 month	78008KLT8	$610,000	100%	$9,150.00 1.50%	$600,850.00 98.50%
2392	Hartford Financial Services (HIG)	18.75%	$22.50	$18.00	3 month	78008KLU5	$1,096,000	100%	$16,440.00 1.50%	$1,079,560.00 98.50%
2393	Imax Corporation (IMAX)	18.00%	$16.44	$12.33	3 month	78008KLV3	$50,000	100%	$750.00 1.50%	$49,250.00 98.50%
2394	Lincoln National Corporation (LNC)	17.00%	$23.68	$18.94	3 month	78008KLW1	$418,000	100%	$6,270.00 1.50%	$411,730.00 98.50%
2395	Las Vegas Sands Corp. (LVS)	19.50%	$35.10	$26.33	3 month	78008KLX9	$1,092,000	100%	$16,380.00 1.50%	$1,075,620.00 98.50%
2396	McMoRan Exploration Co. (MMR)	29.75%	$16.15	$11.31	3 month	78008KLY7	$493,000	100%	$7,395.00 1.50%	$485,605.00 98.50%
2397	The Mosaic Company (MOS)	17.00%	$63.39	$50.71	3 month	78008KLZ4	$524,000	100%	$7,860.00 1.50%	$516,140.00 98.50%
2398	Netflix, Inc. (NFLX)	21.50%	$164.99	$123.74	3 month	78008KMA8	$411,000	100%	$6,165.00 1.50%	$404,835.00 98.50%
2399	Rackspace Hosting, Inc. (RAX)	18.00%	$24.34	$19.47	3 month	78008KMB6	$49,000	100%	$612.50 1.25%	$48,387.50 98.75%
2400	Transocean Ltd. (RIG)	15.00%	$62.36	$49.89	3 month	78008KMC4	$472,000	100%	$7,080.00 1.50%	$464,920.00 98.50%
2401	SUPERVALU Inc. (SVU)	15.25%	$11.29	$9.03	3 month	78008KMD2	$311,000	100%	$4,665.00 1.50%	$306,335.00 98.50%
2402	Titanium Metals Corporation (TIE)	21.50%	$20.39	$16.31	3 month	78008KME0	$219,000	100%	$3,285.00 1.50%	$215,715.00 98.50%
2403	Trina Solar Limited (TSL)	24.75%	$26.99	$20.24	3 month	78008KMF7	$332,000	100%	$4,980.00 1.50%	$327,020.00 98.50%
2404	Wynn Resorts Limited (WYNN)	16.75%	$87.12	$69.70	3 month	78008KMG5	$228,000	100%	$3,420.00 1.50%	$224,580.00 98.50%
2405	United Steel Corporation (X)	21.25%	$42.79	$34.23	3 month	78008KMH3	$1,387,000	100%	$20,805.00 1.50%	$1,366,195.00 98.50%
2406	Alcoa Inc. (AA)	11.75%	$12.07	$9.66	6 month	78008KMJ9	$242,000	100%	$4,235.00 1.75%	$237,765.00 98.25%
2407	Aflac, Inc. (AFL)	13.00%	$51.93	$41.54	6 month	78008KMK6	$58,000	100%	$1,015.00 1.75%	$56,985.00 98.25%
2408	The Boeing Company (BA)	11.25%	$63.89	$51.11	6 month	78008KML4	$107,000	100%	$1,872.50 1.75%	$105,127.50 98.25%
2409	Bank of America Corporation (BAC)	13.00%	$13.24	$10.59	6 month	78008KMM2	$292,000	100%	$5,110.00 1.75%	$286,890.00 98.25%
2410	Canadian Natural Resources Ltd. (CNQ)	14.00%	$33.23	$26.58	6 month	78008KMN0	$264,000	100%	$4,620.00 1.75%	$259,380.00 98.25%
2411	Ford Motor Company (F)	12.25%	$12.48	$9.98	6 month	78008KMP5	$197,000	100%	$3,447.50 1.75%	$193,552.50 98.25%
2412	Halliburton Company (HAL)	13.75%	$32.41	$25.93	6 month	78008KMQ3	$40,000	100%	$700.00 1.75%	$39,300.00 98.25%
2417	UAL Corporation (UAUA)	11.65%	$22.84	$13.70	3 month	78008KMY6	$750,000	100%	$9,375.00 1.25%	$740,625.00 98.75%

RBC Capital Markets Corporation
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets Corporation
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to thirty three (33) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Twenty six (26) of the Notes have a term of three months (“Three Month Notes”) and seven (7) have a term of six months (“Six Month Notes”). The term of each Note is indicated above. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	September 27, 2010

Issuance Date:	September 30, 2010

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	December 28, 2010

Maturity Date:	December 31, 2010

Six Month Notes:

Valuation Date:	March 28, 2011

Maturity Date:	March 31, 2011

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets Corporation
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets Corporation

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and on pages P4 and P5 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets Corporation
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated June 25, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated June 25, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement dated June 25, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910001745/b61101424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets Corporation
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

RBC Capital Markets Corporation
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets Corporation
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008KLH4 (ACI): 0.29% of each stated interest payment (17.75% in total) will be treated as an interest payment and 17.46% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLJ0 (APC): 0.29% of each stated interest payment (14.00% in total) will be treated as an interest payment and 13.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLK7 (APOL): 0.29% of each stated interest payment (20.00% in total) will be treated as an interest payment and 19.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLL5 (ATI): 0.29% of each stated interest payment (20.00% in total) will be treated as an interest payment and 19.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLM3 (ATPG): 0.29% of each stated interest payment (39.00% in total) will be treated as an interest payment and 38.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLN1 (CAL): 0.29% of each stated interest payment (21.25% in total) will be treated as an interest payment and 20.96% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLP6 (DAL): 0.29% of each stated interest payment (17.75% in total) will be treated as an interest payment and 17.46% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLQ4 (FCX): 0.29% of each stated interest payment (14.25% in total) will be treated as an interest payment and 13.96% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLR2 (FITB): 0.29% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLS0 (FSYS): 0.29% of each stated interest payment (21.25% in total) will be treated as an interest payment and 20.96% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLT8 (GNW): 0.29% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.96% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLU5 (HIG): 0.29% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.46% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLV3 (IMAX): 0.29% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLW1 (LNC): 0.29% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008KLX9 (LVS): 0.29% of each stated interest payment (19.50% in total) will be treated as an interest payment and 19.21% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLY7 (MMR): 0.29% of each stated interest payment (29.75% in total) will be treated as an interest payment and 29.46% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KLZ4 (MOS): 0.29% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMA8 (NFLX): 0.29% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.21% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMB6 (RAX): 0.29% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMC4 (RIG): 0.29% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.71% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMD2 (SVU): 0.29% of each stated interest payment (15.25% in total) will be treated as an interest payment and 14.96% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KME0 (TIE): 0.29% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.21% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMF7 (TSL): 0.29% of each stated interest payment (24.75% in total) will be treated as an interest payment and 24.46% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMG5 (WYNN): 0.29% of each stated interest payment (16.75% in total) will be treated as an interest payment and 16.46% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMH3 (X): 0.29% of each stated interest payment (21.25% in total) will be treated as an interest payment and 20.96% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMJ9 (AA): 0.48% of each stated interest payment (11.75% in total) will be treated as an interest payment and 11.27% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMK6 (AFL): 0.48% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.52% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KML4 (BA): 0.48% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.77% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008KMM2 (BAC): 0.48% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.52% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMN0 (CNQ): 0.48% of each stated interest payment (14.00% in total) will be treated as an interest payment and 13.52% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMP5 (F): 0.48% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.77% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMQ3 (HAL): 0.48% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.27% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KMY6 (UAUA): 0.29% of each stated interest payment (11.65% in total) will be treated as an interest payment and 11.36% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated June 25, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets Corporation
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The company markets its coal primarily to electric utilities.

•
Anadarko Petroleum Corporation is an independent oil and gas exploration and production company with international operations. In the United States, the company operates in Texas and surrounding states, the Rocky Mountain region, Alaska, and the Gulf of Mexico. Internationally, Anadarko has exploration and/or production operations in Africa, Asia, South America, and the Caribbean.

•
Apollo Group, Inc. provides higher education programs for working adults. The company provides educational programs and services at the high school, undergraduate, and graduate levels online and on-campus through subsidiaries.

•
Allegheny Technologies, Inc., produces specialty materials. The company's products include include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented electrical steel, tungsten-based materials and cutting tools, carbon alloy impression die forgings, and large grey and ductile iron.

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

•	Continental Airlines, Inc. is an air carrier that transports passengers, cargo, and mail. The company serves airports worldwide. Continental serves Europe, South America, Hong Kong, and Tokyo.

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

RBC Capital Markets Corporation
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. Freeport-McMoRan Copper & Gold also, through a subsidiary, is involved in smelting and refining of copper concentrates.

•
Fifth Third Bancorp is a diversified financial services company that operates banking centers in the Midwestern and Southeastern regions of the United States. The company's principal businesses include retail banking, commercial banking, investment advisory, and data processing.

•
Fuel Systems Solutions Inc. provides advanced alternative fuel systems technology and components for internal combustion engines. The company's products enable these engines to function using environmentally friendly gaseous fuels such as propane, natural gas, and biogas. Fuel Systems is a supplier to original equipment manufacturers and the aftermarket.

•
Genworth Financial Inc. offers insurance, wealth management, investment and financial solutions The company offers products that include life insurance products, long-term care insurance, and mortgage guarantee insurance coverage on residential mortgage loans. Genworth is active in the United States, Canada, Australia, New Zealand, Mexico and multiple European countries.

•
The Hartford Financial Services Group, Inc. provides a range of insurance products. The company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance. Hartford Financial operates around the world.

•
Imax Corporation designs and manufactures projection and sound systems for giant-screen theaters and designs custom attractions, including motion simulation theaters, for both large-scale attractions and smaller venues. The company also manufactures digital image delivery systems in the form of digital projectors.

•
Lincoln National Corporation owns and operates wealth accumulation and protection businesses. The company sells a wide range of products including institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, term life insurance, mutual funds, and managed accounts.

•
Las Vegas Sands Corp. owns and operates casinO resorts and convention centers. The company operates in United States, Macau and Singapore. Las Vegas Sand Corp's casino's offer a wide range of gaming activities and entertainment as well as overnight accomodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities.

•	McMoRan Exploration Co. explores for and produces oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.

•
The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries. The company's principal products include concentrated phosphates, and potash.

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations.

RBC Capital Markets Corporation
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

•	Rackspace Hosting, Inc. delivers websites, web-based IT systems, and provides related services.

•
Transocean Ltd. is an offshore drilling contractor. The company owns or operates mobile offshore drilling units, inland drilling barges, and other assets utilized in the support of offshore drilling activities worldwide. Transocean specializes in technically demanding segments of the offshore drilling business, including deepwater and harsh environment drilling services.

•
SUPERVALU Inc. operates a chain of supermarkets and pharmacies primarily in the United States. The company also provides supply chain services, which includes wholesale distribution and related logistics support services.

•
Titanium Metals Corporation produces titanium melted and mill products. The company's products include titanium sponge, melted products, mill products and industrial fabrications which are used in aerospace, industrial, and emerging applications.

•
Trina Solar Limited manufactures solar-power products including photovoltaic wafers, ingots, cells and modules. The company's solar modules provide environmentally-friendly electric power for residential, commercial, industrial, and other applications worldwide. This Reference Stock is an ADR that trades on the New York Stock Exchange.

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts feature guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships.

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products.

•
Aflac, Inc. is a general business holding company. The company, through its subsidiaries, provides supplemental insurance to individuals in the United States and Japan. Aflac's products include accident/disability plans, cancer expense plans, short-term disability plans, sickness and hospital indemnity plans, hospital intensive care plans, and fixed-benefit dental plans.

•
The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft, helicopters and space and missile systems.

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

RBC Capital Markets Corporation
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Canadian Natural Resources Ltd. acquires, explores for, develops, and produces natural gas, crude oil, and related products. The company operates in the Canadian provinces of Alberta, northeastern British Columbia and Saskatchewan. Canadian Natural also operates in areas which have access for exploration activities and where pipeline systems already exist.

•	Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

•
Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas.

•	UAL Corporation is a holding company for United Airlines. The company transports persons, property and mail throughout the United States and abroad.

RBC Capital Markets Corporation
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2007, 2008, 2009, as well as for the first two calendar quarters of 2010 and the period from July 1, 2010 to September 27, 2010. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	33.79	27.18	30.69
3/31/2007	6/29/2007	42.08	30.33	34.80
6/30/2007	9/28/2007	37.00	27.76	33.74
9/29/2007	12/31/2007	45.21	32.99	44.93

1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	6/30/2010	28.51	19.26	19.81
7/1/2010	9/27/2010	26.72	19.10	25.94

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	44.49	38.40	42.98
3/31/2007	6/29/2007	55.82	43.00	51.99
6/30/2007	9/28/2007	54.96	45.47	53.75
9/29/2007	12/31/2007	68.00	53.16	65.69

1/1/2008	3/31/2008	67.63	50.92	63.03
4/1/2008	6/30/2008	81.36	61.35	74.84
7/1/2008	9/30/2008	75.90	43.27	48.51
10/1/2008	12/31/2008	49.64	24.57	38.55

1/1/2009	3/31/2009	44.00	30.89	38.89
4/1/2009	6/30/2009	52.37	37.85	45.39
7/1/2009	9/30/2009	66.21	40.28	62.73
10/1/2009	12/31/2009	69.37	55.88	62.42

1/1/2010	3/31/2010	73.89	60.75	72.83
4/1/2010	6/30/2010	75.07	34.54	36.09
7/1/2010	9/27/2010	58.42	36.06	57.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	48.85	39.02	43.90
3/31/2007	6/29/2007	58.45	42.59	58.43
6/30/2007	9/28/2007	65.49	53.50	60.15
9/29/2007	12/31/2007	80.75	60.03	70.15

1/1/2008	3/31/2008	81.68	37.92	43.20
4/1/2008	6/30/2008	55.64	42.32	44.26
7/1/2008	9/30/2008	68.48	43.79	59.30
10/1/2008	12/31/2008	78.61	48.32	76.62

1/1/2009	3/31/2009	90.00	61.99	78.33
4/1/2009	6/30/2009	72.50	55.35	71.12
7/1/2009	9/30/2009	74.75	62.85	73.67
10/1/2009	12/31/2009	76.86	52.79	60.58

1/1/2010	3/31/2010	65.72	55.25	61.29
4/1/2010	6/30/2010	66.67	42.41	42.47
7/1/2010	9/27/2010	53.60	38.39	49.32

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	110.00	85.10	106.69
3/31/2007	6/29/2007	119.65	99.17	104.88
6/30/2007	9/28/2007	116.25	80.00	109.95
9/29/2007	12/31/2007	115.51	82.59	86.40

1/1/2008	3/31/2008	87.32	59.02	71.36
4/1/2008	6/30/2008	84.95	58.40	59.28
7/1/2008	9/30/2008	58.75	26.65	29.55
10/1/2008	12/31/2008	29.74	15.00	25.53

1/1/2009	3/31/2009	31.82	16.92	21.93
4/1/2009	6/30/2009	44.07	21.22	34.93
7/1/2009	9/30/2009	36.94	25.80	34.99
10/1/2009	12/31/2009	46.30	29.62	44.77

1/1/2010	3/31/2010	56.16	39.03	53.99
4/1/2010	6/30/2010	58.25	44.02	44.19
7/1/2010	9/27/2010	53.37	39.37	46.04

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	43.65	35.15	37.60
3/31/2007	6/29/2007	49.00	37.46	48.64
6/30/2007	9/28/2007	49.39	38.44	47.03
9/29/2007	12/31/2007	57.58	43.21	50.54

1/1/2008	3/31/2008	52.25	28.89	32.72
4/1/2008	6/30/2008	47.35	26.55	39.47
7/1/2008	9/30/2008	41.50	16.17	17.81
10/1/2008	12/31/2008	18.69	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.16	4.84	6.96
7/1/2009	9/30/2009	22.98	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	3/31/2010	20.57	12.72	18.81
4/1/2010	6/30/2010	23.97	8.16	10.59
7/1/2010	9/27/2010	14.72	8.85	13.46

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	52.40	35.23	36.39
3/31/2007	6/29/2007	44.10	32.01	33.87
6/30/2007	9/28/2007	38.61	26.21	33.03
9/29/2007	12/31/2007	37.79	21.59	22.25

1/1/2008	3/31/2008	31.25	17.19	19.23
4/1/2008	6/30/2008	23.40	9.70	10.11
7/1/2008	9/30/2008	21.39	5.91	16.68
10/1/2008	12/31/2008	20.89	9.90	18.06

1/1/2009	3/31/2009	21.83	6.38	8.81
4/1/2009	6/30/2009	15.75	7.86	8.86
7/1/2009	9/30/2009	17.55	8.87	16.44
10/1/2009	12/31/2009	18.73	10.94	17.92

1/1/2010	3/31/2010	23.64	16.82	21.97
4/1/2010	6/30/2010	25.57	16.63	22.00
7/1/2010	9/27/2010	25.99	19.84	24.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
3/31/2007	6/29/2007	23.25	18.02	19.70
6/30/2007	9/28/2007	21.80	14.94	17.95
9/29/2007	12/31/2007	21.10	14.04	14.89

1/1/2008	3/31/2008	18.97	7.94	8.60
4/1/2008	6/30/2008	10.75	4.84	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	11.90	5.11	11.46

1/1/2009	3/31/2009	12.65	3.52	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/31/2009	12.08	6.78	11.38

1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	9/27/2010	12.80	9.60	11.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	67.19	48.98	66.19
3/31/2007	6/29/2007	85.50	65.62	82.82
6/30/2007	9/28/2007	110.48	67.08	104.89
9/29/2007	12/31/2007	120.20	85.71	102.44

1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44

1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29

1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	6/30/2010	88.30	58.24	59.13
7/1/2010	9/27/2010	87.47	56.71	86.56

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	41.41	37.93	38.69
3/31/2007	6/29/2007	43.32	37.88	39.77
6/30/2007	9/28/2007	41.17	33.60	33.88
9/29/2007	12/31/2007	35.33	24.82	25.13

1/1/2008	3/31/2008	28.58	20.25	20.92
4/1/2008	6/30/2008	23.75	8.96	10.18
7/1/2008	9/30/2008	21.00	7.96	11.90
10/1/2008	12/31/2008	14.75	6.33	8.26

1/1/2009	3/31/2009	8.65	1.01	2.92
4/1/2009	6/30/2009	9.15	2.50	7.10
7/1/2009	9/30/2009	11.20	6.34	10.13
10/1/2009	12/31/2009	10.90	8.76	9.75

1/1/2010	3/31/2010	14.04	9.82	13.59
4/1/2010	6/30/2010	15.95	12.00	12.29
7/1/2010	9/27/2010	13.81	10.65	11.90

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	25.11	16.49	18.52
3/31/2007	6/29/2007	19.70	14.95	16.58
6/30/2007	9/28/2007	22.38	16.13	17.86
9/29/2007	12/31/2007	21.00	12.60	14.29

1/1/2008	3/31/2008	14.94	9.80	13.33
4/1/2008	6/30/2008	41.84	12.96	38.50
7/1/2008	9/30/2008	61.22	25.68	34.45
10/1/2008	12/31/2008	39.99	21.92	32.76

1/1/2009	3/31/2009	36.32	9.87	13.48
4/1/2009	6/30/2009	26.75	12.95	20.19
7/1/2009	9/30/2009	38.31	18.14	35.99
10/1/2009	12/31/2009	52.46	30.73	41.24

1/1/2010	3/31/2010	51.93	26.10	31.96
4/1/2010	6/30/2010	34.89	24.70	25.95
7/1/2010	9/27/2010	39.24	24.51	38.69

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	37.16	33.69	34.94
3/31/2007	6/29/2007	37.00	34.05	34.40
6/30/2007	9/28/2007	35.20	26.50	30.73
9/29/2007	12/31/2007	31.99	23.26	25.45

1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.70	17.81
7/1/2008	9/30/2008	19.60	3.51	8.61
10/1/2008	12/31/2008	8.32	0.71	2.83

1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.76	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/31/2009	12.40	8.38	11.35

1/1/2010	3/31/2010	18.70	11.52	18.34
4/1/2010	6/30/2010	19.36	12.98	13.07
7/1/2010	9/27/2010	16.10	10.26	12.33

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	97.95	90.30	95.58
3/31/2007	6/29/2007	106.23	94.89	98.51
6/30/2007	9/28/2007	100.54	83.00	92.55
9/29/2007	12/31/2007	99.14	86.37	87.19

1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.41	64.57
7/1/2008	9/30/2008	68.35	31.50	40.99
10/1/2008	12/31/2008	39.74	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.16	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/31/2009	29.59	22.89	23.26

1/1/2010	3/31/2010	29.12	21.60	28.42
4/1/2010	6/30/2010	30.45	21.85	22.13
7/1/2010	9/27/2010	24.27	18.81	22.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	5.52	3.61	5.04
3/31/2007	6/29/2007	5.68	4.06	4.22
6/30/2007	9/28/2007	5.21	3.72	4.20
9/29/2007	12/31/2007	7.94	4.05	6.82

1/1/2008	3/31/2008	7.39	5.27	6.97
4/1/2008	6/30/2008	7.74	6.45	6.84
7/1/2008	9/30/2008	8.28	5.65	5.92
10/1/2008	12/31/2008	5.94	2.42	4.46

1/1/2009	3/31/2009	5.49	3.78	4.31
4/1/2009	6/30/2009	8.49	4.28	8.12
7/1/2009	9/30/2009	10.13	7.14	9.41
10/1/2009	12/31/2009	13.87	9.00	13.30

1/1/2010	3/31/2010	18.25	11.50	17.99
4/1/2010	6/30/2010	21.29	14.28	14.60
7/1/2010	9/27/2010	17.15	12.11	16.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	71.18	64.29	67.79
3/31/2007	6/29/2007	74.72	66.90	70.95
6/30/2007	9/28/2007	72.27	54.42	65.97
9/29/2007	12/31/2007	69.68	55.86	58.22

1/1/2008	3/31/2008	58.11	45.64	52.00
4/1/2008	6/30/2008	56.78	45.18	45.32
7/1/2008	9/30/2008	59.20	39.99	42.81
10/1/2008	12/31/2008	43.20	4.76	18.84

1/1/2009	3/31/2009	25.57	4.90	6.69
4/1/2009	6/30/2009	19.99	5.53	17.21
7/1/2009	9/30/2009	27.82	14.35	25.91
10/1/2009	12/31/2009	28.09	21.99	24.88

1/1/2010	3/31/2010	30.74	22.52	30.70
4/1/2010	6/30/2010	33.55	23.87	24.29
7/1/2010	9/27/2010	26.82	20.65	23.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P30

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	109.45	81.01	86.61
3/31/2007	6/29/2007	91.91	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	6/30/2010	27.84	18.09	22.14
7/1/2010	9/27/2010	35.42	20.73	35.10

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P31

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	15.53	11.03	13.71
3/31/2007	6/29/2007	15.72	12.51	14.00
6/30/2007	9/28/2007	17.93	12.96	13.45
9/29/2007	12/31/2007	15.80	10.72	13.09

1/1/2008	3/31/2008	18.44	12.50	17.29
4/1/2008	6/30/2008	35.50	17.50	27.52
7/1/2008	9/30/2008	29.85	19.58	23.64
10/1/2008	12/31/2008	23.25	7.39	9.80

1/1/2009	3/31/2009	12.35	3.14	4.70
4/1/2009	6/30/2009	7.71	4.26	5.96
7/1/2009	9/30/2009	9.35	4.72	7.55
10/1/2009	12/31/2009	9.78	6.77	8.02

1/1/2010	3/31/2010	18.79	8.21	14.63
4/1/2010	6/30/2010	17.10	8.63	11.11
7/1/2010	9/27/2010	16.60	9.95	16.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P32

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	28.84	19.49	26.66
3/31/2007	6/29/2007	40.96	26.44	39.02
6/30/2007	9/28/2007	54.83	32.50	53.52
9/29/2007	12/31/2007	97.60	48.72	94.34

1/1/2008	3/31/2008	119.78	71.00	102.60
4/1/2008	6/30/2008	163.22	95.00	144.70
7/1/2008	9/30/2008	146.92	62.21	68.02
10/1/2008	12/31/2008	71.50	21.94	34.60

1/1/2009	3/31/2009	49.78	31.17	41.98
4/1/2009	6/30/2009	59.33	37.10	44.30
7/1/2009	9/30/2009	55.73	39.39	48.07
10/1/2009	12/31/2009	62.45	45.00	59.73

1/1/2010	3/31/2010	68.25	52.87	60.77
4/1/2010	6/30/2010	60.21	38.86	38.98
7/1/2010	9/27/2010	63.93	37.68	63.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P33

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	26.80	20.30	23.19
3/31/2007	6/29/2007	25.99	19.05	19.39
6/30/2007	9/28/2007	22.09	15.62	20.72
9/29/2007	12/31/2007	29.14	20.60	26.62

1/1/2008	3/31/2008	39.65	20.38	34.65
4/1/2008	6/30/2008	40.90	26.05	26.07
7/1/2008	9/30/2008	33.97	26.40	30.88
10/1/2008	12/31/2008	30.66	17.90	29.89

1/1/2009	3/31/2009	44.40	28.78	42.92
4/1/2009	6/30/2009	50.24	36.25	41.34
7/1/2009	9/30/2009	48.20	37.93	46.17
10/1/2009	12/31/2009	61.65	44.31	55.14

1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/27/2010	167.12	95.33	164.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P34

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
7/1/2008	9/30/2008	11.95	8.14	9.77
10/1/2008	12/31/2008	9.50	4.47	5.38

1/1/2009	3/31/2009	7.99	4.24	7.49
4/1/2009	6/30/2009	14.87	7.23	13.86
7/1/2009	9/30/2009	18.62	11.88	17.06
10/1/2009	12/31/2009	23.50	16.17	20.85

1/1/2010	3/31/2010	23.36	16.45	18.73
4/1/2010	6/30/2010	21.36	15.16	18.34
7/1/2010	9/27/2010	24.70	16.21	24.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P35

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	88.57	77.14	86.97
3/31/2007	6/29/2007	116.24	85.79	112.82
6/30/2007	9/28/2007	128.68	98.58	120.34
9/29/2007	12/31/2007	149.62	114.30	143.15

1/1/2008	3/31/2008	147.25	111.68	135.20
4/1/2008	6/30/2008	163.00	132.46	152.39
7/1/2008	9/30/2008	154.50	105.16	109.84
10/1/2008	12/31/2008	108.42	41.95	47.25

1/1/2009	3/31/2009	67.16	46.11	58.84
4/1/2009	6/30/2009	85.56	56.75	74.29
7/1/2009	9/30/2009	87.22	65.04	85.53
10/1/2009	12/31/2009	94.44	78.71	82.80

1/1/2010	3/31/2010	94.88	77.00	86.38
4/1/2010	6/30/2010	92.67	41.88	46.33
7/1/2010	9/27/2010	63.30	44.30	62.36

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P36

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	39.63	34.46	39.07
3/31/2007	6/29/2007	49.29	38.55	46.32
6/30/2007	9/28/2007	49.78	37.03	39.01
9/29/2007	12/31/2007	43.30	35.02	37.52

1/1/2008	3/31/2008	37.43	26.02	29.98
4/1/2008	6/30/2008	35.91	28.98	30.89
7/1/2008	9/30/2008	32.89	20.82	21.70
10/1/2008	12/31/2008	22.30	8.77	14.60

1/1/2009	3/31/2009	20.38	13.72	14.28
4/1/2009	6/30/2009	17.93	12.81	12.95
7/1/2009	9/30/2009	16.43	12.13	15.06
10/1/2009	12/31/2009	17.58	12.41	12.71

1/1/2010	3/31/2010	17.89	12.60	16.68
4/1/2010	6/30/2010	17.46	10.82	10.84
7/1/2010	9/27/2010	11.97	9.67	11.29

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P37

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	38.85	27.74	35.88
3/31/2007	6/29/2007	39.80	30.31	31.90
6/30/2007	9/28/2007	35.32	25.75	33.56
9/29/2007	12/31/2007	36.50	25.27	26.45

1/1/2008	3/31/2008	26.78	13.29	15.05
4/1/2008	6/30/2008	19.65	13.33	13.99
7/1/2008	9/30/2008	14.90	9.80	11.34
10/1/2008	12/31/2008	11.29	5.31	8.81

1/1/2009	3/31/2009	9.78	4.04	5.47
4/1/2009	6/30/2009	11.52	5.25	9.19
7/1/2009	9/30/2009	10.63	7.34	9.59
10/1/2009	12/31/2009	13.18	8.39	12.52

1/1/2010	3/31/2010	17.25	10.55	16.59
4/1/2010	6/30/2010	21.29	13.80	17.59
7/1/2010	9/27/2010	22.93	16.87	20.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P38

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	25.47	8.80	22.04
3/31/2007	6/29/2007	34.45	19.38	25.73
6/30/2007	9/28/2007	36.53	19.40	28.49
9/29/2007	12/31/2007	34.13	16.30	26.90

1/1/2008	3/31/2008	28.25	12.94	15.37
4/1/2008	6/30/2008	26.75	14.82	15.32
7/1/2008	9/30/2008	17.46	11.03	11.48
10/1/2008	12/31/2008	12.37	2.81	4.65

1/1/2009	3/31/2009	6.89	2.88	5.21
4/1/2009	6/30/2009	14.20	5.09	12.82
7/1/2009	9/30/2009	17.95	10.05	16.09
10/1/2009	12/31/2009	28.20	14.39	26.99

1/1/2010	3/31/2010	31.12	19.53	24.41
4/1/2010	6/30/2010	27.57	14.85	17.28
7/1/2010	9/27/2010	28.87	17.06	26.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P39

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	102.95	80.01	85.22
3/31/2007	6/29/2007	97.00	76.84	80.57
6/30/2007	9/28/2007	151.63	79.43	141.54
9/29/2007	12/31/2007	158.24	104.05	105.58

1/1/2008	3/31/2008	117.49	85.61	94.76
4/1/2008	6/30/2008	109.74	73.14	76.60
7/1/2008	9/30/2008	112.74	65.23	76.87
10/1/2008	12/31/2008	78.80	26.56	39.79

1/1/2009	3/31/2009	52.16	13.65	18.80
4/1/2009	6/30/2009	47.80	18.38	33.24
7/1/2009	9/30/2009	70.52	27.35	66.75
10/1/2009	12/31/2009	67.70	48.72	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	6/30/2010	93.99	71.00	76.27
7/1/2010	9/27/2010	95.85	73.12	87.12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P40

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	101.60	68.83	99.17
3/31/2007	6/29/2007	127.26	99.07	108.75
6/30/2007	9/28/2007	116.37	74.47	105.94
9/29/2007	12/31/2007	121.11	85.05	120.91

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/27/2010	51.38	36.94	42.79

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P41

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	36.05	28.09	33.90
3/31/2007	6/29/2007	42.90	33.63	40.53
6/30/2007	9/28/2007	48.77	30.25	39.12
9/29/2007	12/31/2007	40.70	33.22	36.55

1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26

1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	3/31/2010	17.60	12.26	14.24
4/1/2010	6/30/2010	15.15	10.01	10.06
7/1/2010	9/27/2010	12.25	9.81	12.07

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P42

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	49.37	45.18	47.06
3/31/2007	6/29/2007	53.95	47.00	51.40
6/30/2007	9/28/2007	57.44	50.19	57.04
9/29/2007	12/31/2007	63.91	56.24	62.63

1/1/2008	3/31/2008	66.55	57.57	64.95
4/1/2008	6/30/2008	68.80	62.52	62.80
7/1/2008	9/30/2008	65.99	51.25	58.75
10/1/2008	12/31/2008	60.73	29.69	45.84

1/1/2009	3/31/2009	46.94	10.83	19.36
4/1/2009	6/30/2009	37.72	17.26	31.09
7/1/2009	9/30/2009	44.07	28.17	42.74
10/1/2009	12/31/2009	47.75	39.82	46.25

1/1/2010	3/31/2010	55.20	45.78	54.29
4/1/2010	6/30/2010	56.56	39.91	42.67
7/1/2010	9/27/2010	53.88	41.55	51.93

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P43

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	92.24	84.60	88.91
3/31/2007	6/29/2007	100.96	88.08	96.16
6/30/2007	9/28/2007	107.80	90.08	104.99
9/29/2007	12/31/2007	107.15	85.55	87.46

1/1/2008	3/31/2008	87.76	71.59	74.37
4/1/2008	6/30/2008	88.28	65.56	65.72
7/1/2008	9/30/2008	69.50	54.20	57.35
10/1/2008	12/31/2008	58.00	36.25	42.67

1/1/2009	3/31/2009	47.00	29.05	35.58
4/1/2009	6/30/2009	53.34	34.21	42.50
7/1/2009	9/30/2009	55.48	38.92	54.15
10/1/2009	12/31/2009	56.54	47.18	54.13

1/1/2010	3/31/2010	74.53	54.80	72.61
4/1/2010	6/30/2010	76.00	59.84	62.75
7/1/2010	9/27/2010	70.00	59.48	63.89

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P44

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	54.21	48.36	51.02
3/31/2007	6/29/2007	52.20	48.55	48.89
6/30/2007	9/28/2007	52.77	46.52	50.27
9/29/2007	12/31/2007	52.95	40.61	41.26

1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	6/30/2010	19.82	14.30	14.37
7/1/2010	9/27/2010	15.72	12.18	13.24

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P45

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	28.31	22.28	27.60
3/31/2007	6/29/2007	34.99	27.54	33.18
6/30/2007	9/28/2007	39.45	30.35	37.88
9/29/2007	12/31/2007	43.59	31.78	36.57

1/1/2008	3/31/2008	39.05	28.54	34.13
4/1/2008	6/30/2008	54.50	33.12	50.13
7/1/2008	9/30/2008	51.69	30.91	34.23
10/1/2008	12/31/2008	34.44	13.23	19.99

1/1/2009	3/31/2009	24.21	13.85	19.28
4/1/2009	6/30/2009	31.73	18.88	26.25
7/1/2009	9/30/2009	35.97	22.52	33.60
10/1/2009	12/31/2009	38.25	31.03	35.98

1/1/2010	3/31/2010	37.32	31.43	37.02
4/1/2010	6/30/2010	40.12	30.51	33.23
7/1/2010	9/27/2010	36.47	30.00	33.23

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P46

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	8.97	7.43	7.89
3/31/2007	6/29/2007	9.70	7.67	9.42
6/30/2007	9/28/2007	9.64	7.49	8.49
9/29/2007	12/31/2007	9.24	6.65	6.73

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	6/30/2010	14.57	9.75	10.08
7/1/2010	9/27/2010	13.24	10.02	12.48

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P47

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	32.72	28.12	31.74
3/31/2007	6/29/2007	37.18	30.99	34.50
6/30/2007	9/28/2007	39.17	30.81	38.40
9/29/2007	12/31/2007	41.93	34.43	37.91

1/1/2008	3/31/2008	39.98	30.01	39.33
4/1/2008	6/30/2008	53.97	38.56	53.07
7/1/2008	9/30/2008	55.38	29.00	32.39
10/1/2008	12/31/2008	31.97	12.80	18.18

1/1/2009	3/31/2009	21.47	14.68	15.47
4/1/2009	6/30/2009	24.76	14.82	20.70
7/1/2009	9/30/2009	28.58	18.11	27.12
10/1/2009	12/31/2009	32.00	25.50	30.09

1/1/2010	3/31/2010	34.87	27.71	30.13
4/1/2010	6/30/2010	35.22	21.10	24.55
7/1/2010	9/27/2010	33.00	24.27	32.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P48

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	48.22	34.26	35.69
3/31/2007	6/29/2007	41.45	29.57	37.96
6/30/2007	9/28/2007	46.76	33.57	43.51
9/29/2007	12/31/2007	48.25	31.31	33.35

1/1/2008	3/31/2008	41.45	19.71	21.53
4/1/2008	6/30/2008	24.87	5.22	5.22
7/1/2008	9/30/2008	15.84	2.80	8.79
10/1/2008	12/31/2008	16.73	4.55	11.02

1/1/2009	3/31/2009	12.88	3.45	4.48
4/1/2009	6/30/2009	6.90	3.08	3.19
7/1/2009	9/30/2009	9.76	3.07	9.22
10/1/2009	12/31/2009	13.33	6.23	12.91

1/1/2010	3/31/2010	20.59	12.14	19.55
4/1/2010	6/30/2010	24.58	16.39	20.56
7/1/2010	9/27/2010	24.55	18.43	22.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P49

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about September 30, 2010, which is the third business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

RBC Capital Markets Corporation
P50